                                  EXHIBIT 10.4



                               TERM LOAN AGREEMENT



                                 BY AND BETWEEN


                                  HARDINGE INC.
                                    BORROWER


                                       AND



                          KEYBANK NATIONAL ASSOCIATION,
                                     LENDER



                           DATED AS OF MARCH 20, 2001

                                TABLE OF CONTENTS



ARTICLE I:  DEFINITIONS; CONSTRUCTION........................................1

  1.01.  CERTAIN DEFINITIONS.................................................1
  1.02.  CONSTRUCTION.......................................................10
  1.03.  ACCOUNTING PRINCIPLES..............................................10

ARTICLE II:  THE TERM LOAN FACILITY.........................................11

  2.01.  TERM LOAN..........................................................11
  2.02.  INTEREST RATES.....................................................11
  2.03.  INABILITY TO DETERMINE RATES.......................................12
  2.04.  CONVERSION OR RENEWAL OF INTEREST RATE OPTIONS.....................13
  2.05.  PREPAYMENTS GENERALLY..............................................13
  2.06.  OPTIONAL PREPAYMENTS...............................................14
  2.07.  RESERVED...........................................................14
  2.08.  INTEREST PAYMENT DATES.............................................14
  2.09.  PAYMENTS GENERALLY; INTEREST ON OVERDUE AMOUNTS....................14
  2.10.  ADDITIONAL COMPENSATION IN CERTAIN CIRCUMSTANCES...................15
  2.11.  TAXES..............................................................16


ARTICLE III:  REPRESENTATIONS AND WARRANTIES OF BORROWER....................17

  3.01.  ENTITY STATUS......................................................17
  3.02.  POWER AND AUTHORIZATION............................................17
  3.03.  EXECUTION AND BINDING EFFECT.......................................18
  3.04.  GOVERNMENTAL APPROVALS AND FILINGS.................................18
  3.05.  ABSENCE OF CONFLICTS...............................................18
  3.06.  AUDITED FINANCIAL STATEMENTS.......................................19
  3.07.  SOLVENCY...........................................................19
  3.08.  ABSENCE OF UNDISCLOSED LIABILITIES.................................19
  3.09.  ABSENCE OF MATERIAL ADVERSE CHANGES................................20
  3.10.  ACCURATE AND COMPLETE DISCLOSURE...................................20
  3.11.  OWNERSHIP AND CONTROL..............................................20
  3.12.  LITIGATION.........................................................20
  3.13.  ABSENCE OF EVENTS OF DEFAULT.......................................20
  3.14.  ABSENCE OF OTHER CONFLICTS.........................................20
  3.15.  TITLE TO PROPERTY..................................................21
  3.16.  INTELLECTUAL PROPERTY..............................................21
  3.17.  TAXES..............................................................21
  3.18.  RESERVED ..........................................................21
  3.19.  EMPLOYEE BENEFITS..................................................21
  3.20.  ENVIRONMENTAL MATTERS..............................................22
  3.21.  SECURITIES LAWS COMPLIANCE.........................................22
  3.22.  MARGIN REGULATIONS.................................................22
  3.23.  SUBSIDIARIES.......................................................22
  3.24.  PARTNERSHIPS, ETC..................................................22
  3.25.  LABOR RELATION.....................................................23
  3.26.  NO FORFEITURE......................................................23



ARTICLE IV:  CONDITIONS.....................................................23

  4.01.  CONDITIONS TO ENTERING INTO AGREEMENT AND MAKING LOAN..............23

ARTICLE V:  AFFIRMATIVE COVENANTS...........................................25

  5.01.  BASIC REPORTING REQUIREMENTS.......................................25
  5.02.  INSURANCE..........................................................26
  5.03.  COMPLIANCE WITH LAWS CORPORATE EXISTENCE...........................26
  5.04.  NOTICE OF  PROCEEDINGS.............................................27
  5.05.  ENVIRONMENTAL LAWS.................................................27
  5.06.  ACCESS TO PREMISES AND RECORDS.....................................27
  5.07.  NOTICE OF DEFAULT..................................................27
  5.08.  SUBSIDIARIES.......................................................27
  5.09.  USE OF PROCEEDS....................................................28
  5.10.  MATERIAL ADVERSE CHANGES...........................................28


ARTICLE VI:  NEGATIVE COVENANTS.............................................28

  6.01.  FINANCIAL COVENANTS................................................28
  6.02.  LIENS..............................................................29
  6.03.  LEASE OBLIGATIONS..................................................30
  6.04.  LOANS AND ADVANCES AND INVESTMENTS.................................30
  6.05.  PROHIBITED TRANSACTIONS............................................30
  6.06.  MARGIN STOCK.......................................................30
  6.07.  NO ACTIONS LEADING TO FORFEITURE...................................30
  6.08.  CONSOLIDATIONS MERGERS, ACQUISITION AND SALE OF ASSETS.............30
  6.09.  AFFILIATE TRANSACTION..............................................31

ARTICLE VII:  DEFAULTS......................................................31

  7.01.  EVENTS OF DEFAULT..................................................31
  7.02.  CONSEQUENCES OF AN EVENT OF DEFAULT................................33

ARTICLE VIII:  [RESERVED]...................................................34

ARTICLE IX:  MISCELLANEOUS..................................................34

  9.01.  HOLIDAYS...........................................................34
  9.02.  RECORDS............................................................34
  9.03.  AMENDMENTS AND WAIVERS.............................................34
  9.04.  NO IMPLIED WAIVER: CUMULATIVE REMEDIES.............................34
  9.05.  NOTICES............................................................35
  9.06.  EXPENSES; TAXES; INDEMNITY.........................................35
  9.07.  SEVERABILITY.......................................................36
  9.08.  PRIOR UNDERSTANDINGS...............................................36
  9.09.  DURATION; SURVIVAL.................................................36
  9.10.  COUNTERPARTS; FURTHER ASSURANCES...................................37
  9.11.  LIMITATION ON PAYMENTS.............................................37
  9.12.  SET-OFF............................................................37
  9.13.  [RESERVED].........................................................38
  9.14.  SUCCESSORS AND ASSIGNS: PARTICIPATIONS; ASSIGNMENTS................38
  9.15.  GOVERNING LAW; SUBMISSION TO JURISDICTION: WAIVER OF JURY TRIAL;
           LIMITATION OF LIABILITY..........................................39

Exhibit A:        Form of Term Loan Note

Schedule 3.23     Subsidiaries

                               TERM LOAN AGREEMENT

      THIS TERM LOAN AGREEMENT (this "Agreement"), dated as of March 20, 2001, by and between HARDINGE INC. a New York corporation (the "Borrower"), and KEYBANK NATIONAL ASSOCIATION, a national banking association (the "Lender").

                                    RECITALS:

      WHEREAS, the Borrower requested the Lender extend credit to enable the Borrower to borrow and repay (but not re-borrow) under a term loan provided for hereunder a principal amount not exceeding $24,000,000, and the Lender has agreed to make such loan to the Borrower on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:


                      ARTICLE I: DEFINITIONS; CONSTRUCTION
                      ------------------------------------

1.01. CERTAIN DEFINITIONS.
--------------------------

      In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

      "Acquisition Agreement" shall mean the Stock Purchase Agreement by and between Ziersch Beteilgungs GmbH, as seller, HTT Hauser Tripet Tschudin AG, and Hardinge Inc. as purchaser, with respect to the sale and purchase of all the issued and outstanding shares of stock of HTT Hauser Tripet Tschudin AG.

      "Acquisition Date" shall mean December 20, 2000.

      "Affiliate" of a Person (the "Specified Person") shall mean (a) any Person which directly or indirectly controls, or is controlled by, or is under common control with, the Specified Person and (b) any director or officer of the Specified Person or of a Person who is an Affiliate of the Specified Person within the meaning of the preceding clause (a). For purposes of the preceding sentence, "control" of a Person means (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise and (b) in any case shall include direct or indirect ownership (beneficially or of record) of, or direct or indirect power to vote, 20% or more of the outstanding shares of such Person.

      "Applicable Margin Ratio" shall mean the ratio of Total Funded Debt outstanding at the end of the most recently completed fiscal quarter to EBITDA for the period of the most recently completed fiscal quarter, calculated pursuant to SECTION 2.02 hereof.

      "Arrangement Fee" shall have the meaning set forth in SECTION 4.01 hereof.

      "Basis Point" shall mean one one-hundredth of one percent.

      "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

      "Borrower" shall have the meaning set forth in the introductory paragraph hereof.

      "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the State of New York or other day on which banking institutions are authorized or obligated to close in the City of Rochester, New York.

      "Capital Expenditures" shall mean net fixed assets at the beginning of the period less net fixed assets at the end of the period plus depreciation expense for the period.

      "Capital Lease" shall mean any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

      "Change of Control" shall mean (a) except as to (i) officers and directors in office as of the date of this Agreement, (ii) the Hardinge Inc. Pension Plan, Hardinge Inc. Savings Plan or other compensation plan of the Borrower, and (iii) Chemung Canal Trust Company, the acquisition of ownership, directly or indirectly, beneficially or of record, of any Person or group (within the meaning of the Securities Act of 1934 and Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) of shares representing more than twenty-five percent (25%) of the aggregate outstanding ordinary voting power represented by the issued and outstanding capital stock of the Borrower, or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who are neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by the directors so nominated.

      "Closing" shall mean such time in which all conditions set forth in
SECTION 4.01 hereof have been satisfied or waived by the parties hereto in accordance with this Agreement.

      "Closing Date" shall mean the date on which the Closing occurs.

      "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

      "Commitment" of the Lender shall mean the Term Loan Commitment of the Lender.

      "Consolidated Interest Expense" means all amounts classified as interest expense of the Person and its subsidiaries under GAAP.

      "Consolidated Net Income" shall mean for any period the net income or loss of the Borrower and its Subsidiaries for such period determined on a consolidated basis, without duplication, in accordance with GAAP.

      "Controlled Group Member" shall mean with respect to the Borrower each trade or business (whether or not incorporated) which together with the Borrower is treated as a single employer under Section 4001(a)(14) or 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

      "Delinquency Rate" shall have the meaning set forth in SECTION 2.09(c) hereof.

      "Dollars" and the symbols "$" and "USD" shall mean lawful money of the United States of America.

      "EBITDA" shall mean, in respect of any period, Consolidated Net Income for such period (i) minus, to the extent included in the computation of such Consolidated Net Income, net gains or net losses, arising from the disposition of property other than in the ordinary course of business; (ii) plus, to the extent deducted in the computation of such Consolidated Net Income, each of the following:

               1.   Consolidated Interest Expense;
               2. taxes imposed on or measured by income or excess profits of the Person and its subsidiaries,
               3. the amount of all depreciation, depletion and amortization allowances.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

      "Environmental Approvals" shall mean any Governmental Action pursuant to or required under any Environmental Law.

      "Environmental Claim" shall mean, with respect to any Person, any action, suit, proceeding, investigation, notice, claim, complaint, demand, request for information or other communication (written or oral) by any other Person (including but not limited to any Governmental Authority, citizens' group or present or former employee of such Person) alleging, asserting or claiming any actual or potential (a) violation of any Environmental Law, (b) liability under any Environmental Law or (c) liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Environmental Concern Materials at any location, whether or not owned by such Person.

      "Environmental Cleanup Site" shall mean any location which is listed or proposed for listing on the National Priorities List or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Law.

      "Environmental Concern Materials" shall mean (a) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any related material, raw material, substance, product or by-product of any substance specified in or regulated or otherwise affected by any Environmental Law (including but not limited to any "hazardous substance" as defined in CERCLA or any similar state Law), (b) any toxic chemical or other substance from or related to industrial, commercial or institutional activities, and (c) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls, radon and urea formaldehyde.

      "Environmental Law" shall mean any Law, whether now existing or subsequently enacted or amended, relating to (a) pollution or protection of the environment, including natural resources, (b) exposure of Persons, including but not limited to employees, to Environmental Concern Materials, (c) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of Environmental Concern Materials or (d) regulation of the manufacture, use or introduction into commerce of Environmental Concern Materials including their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage or disposal. Without limitation, "Environmental Law" shall also include any Environmental Approval and the terms and conditions thereof.

      "Eurocurrency Reserve Requirements" shall mean for any day in which a Fixed LIBOR Rate Loan is calculated, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) required to be maintained by a member bank of the Federal Reserve System. Fixed LIBOR Rate Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any lender under Regulation D.

      "Event of Default" shall mean any of the Events of Default described in
SECTION 7.01 hereof.

      "Existing Indebtedness" shall mean the Indebtedness of the Borrower as set forth on the Form 10-K filed by the Borrower with the SEC for the year 2000.

      "Fiscal Year" shall mean with respect to the Borrower and its Subsidiaries, the twelve (12) month period beginning January 1 and ending on December 31.

      "Fixed Charges" shall mean the sum of interest expense, current maturities of long-term debt and current maturities of Capital Leases (all calculated for the period of measurement of the financial covenant contained herein).

      "Fixed Charge Coverage Ratio" shall mean (i) Net Profit, plus Consolidated Interest Expense and the amount of all depreciation, depletion and amortization allowances, less Capital Expenditures, divided by (ii) Fixed Charges.

      "Fixed LIBOR Rate" shall mean with respect to each day during each Interest Period pertaining to the Loan, a rate per annum (based on a year of 360 days and actual days elapsed) determined for the first day of each such Interest Period in accordance with the following formula rounded upward to the nearest 1/16 of 1% plus the amount of basis points as set forth in SECTION 2.02 hereof:

                                LIBOR Base Rate
              -------------------------------------------------------
                    1.00  -     Eurocurrency Reserve Requirements

      "Fixed LIBOR Rate Loan" shall mean the Loan as to which the Fixed LIBOR Rate applies.

      "Floating Rate" shall mean a rate per annum (computed on the basis of a year of 360 days and actual days elapsed) for each day equal to the Prime Rate for such day as computed prior to 12:00 noon eastern time, such interest rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate.

      "Floating Rate Loan" shall mean any loan bearing interest at such time at the Floating Rate in accordance with SECTION 2.03 hereof.

      "Forfeiture Proceeding" shall mean any action, proceeding or investigation affecting the Borrower or any of its Affiliates or Subsidiaries before any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or the receipt of notice by any such party that any of them is a suspect in or a target of any governmental inquiry or investigation, which may result in an indictment of any of them or the seizure or forfeiture of any of their property.

      "Funding Breakage Indemnity" shall have the meaning set forth in SECTION 2.10(b) hereof.

      "GAAP" shall have the meaning set forth in SECTION 1.03 hereof.

      "Governmental Action" shall have the meaning set forth in SECTION 3.04 hereof.

      "Governmental Authority" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

      "Guarantors" shall mean, collectively, those entities required to become Guarantors pursuant to SECTION 5.08 hereof.

      "Guaranty" or "Guaranties" shall mean a guarantee agreement executed by a Guarantor, as the same may be amended, supplemented or otherwise modified from time to time.

       "Indebtedness" shall mean, with respect to any Person: (a) indebtedness of such Person for borrowed money; (b) obligations of such Person as lessee under Capital Leases, (c) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (a) and (b) above, (not otherwise reserved for) and (d) defined benefit pension liabilities in respect of unfunded vested benefits under plans covered by ERISA calculated consistently with GAAP. Excluded from the term Indebtedness shall be an amount equal to 90% of the obligations of the Borrower and its Subsidiaries arising from the sale, pledge, or discounting of customer notes.

      "Indemnified Parties" shall mean the Lender, its Affiliates, and the directors, officers, employees, attorneys and agents of each of the foregoing.

      "Interest Period" shall mean with respect to a Fixed LIBOR Rate Loan three
(3) months provided that: each Interest Period shall begin on a Business Day, and the term "month", when used in connection with an Interest Period, shall be construed in accordance with prevailing practices in the interbank Fixed LIBOR market at the commencement of such Interest Period, as determined in good faith by the Lender (which determination shall be conclusive if made in good faith and absent manifest error), with successive periods commencing on the same day of every third month thereafter.

      "Interest Rate" means the Fixed LIBOR Rate or the Floating Rate, as the case may be.

      "Late Charge" shall have the meaning set forth in SECTION 2.09(A) hereof.

      "Law" shall mean any law (including common law), constitution, statute, treaty, convention, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

      "Lender" shall have the meaning set forth in the introductory paragraph hereof.

      "LIBOR Base Rate" shall mean with respect to each Interest Period pertaining to a Fixed LIBOR Rate Loan the rate per annum equal to the rate of interest at which U.S. Dollar deposits with maturities comparable to such Interest Period appear on Telerate Page 3750 at 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; PROVIDED, HOWEVER, that if such rate does not appear on Telerate Page 3750, the LIBOR Base Rate shall mean a rate per annum equal to the rate of interest at which U.S. Dollar deposits in an amount approximately equal to the Fixed LIBOR Rate Loan are offered in immediately available funds in the London interbank market to the London office of the Bank (or a correspondent bank) by leading banks in the Fixed LIBOR Rate market at 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period. The term "Telerate Page 3750" means the display designated as "Page 3750" on the Associated Press-Dow Jones Telerate Service (or such other page as may replace page 3750 on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest settlement rates for U.S. Dollar deposits). Any LIBOR Base Rate determined on the basis of the rate displayed on Telerate Page 3750 in accordance with the foregoing provisions shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service within one (1) calendar day of the time when such rate is first displayed by such service.

      "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

      "Loan" shall mean the Term Loan made by the Lender to the Borrower under this Agreement.

      "Loan Documents" shall mean this Agreement, the Note, any Guarantees and the other agreements and instruments extending, renewing, refinancing or refunding any indebtedness, obligation or liability arising under any of the foregoing, in each case as the same may be amended, modified or supplemented from time to time hereafter.

      "Loan Party" shall mean the Borrower.

      "London Business Day" shall mean a day for dealing in deposits in Dollars by and among banks in the London interbank market and which is a Business Day.

      "Material Adverse Effect" shall mean: (a) a material adverse effect on the business, operations or condition (financial or otherwise) of the Borrower, its Affiliates and/or Subsidiaries, individually or taken as a whole, or (b) a material adverse effect on the ability of the Borrower or any Guarantors to perform or comply with any of the terms and conditions of any Loan Document.

      "Multiemployer Plan" shall mean with respect to the Borrower any employee pension benefit plan which is a "multiemployer plan" within the meaning of
Section 4001(a)(3) of ERISA and to which the Borrower or any Controlled Group Member has or had an obligation to contribute.

      "Net Profit" shall mean net profit as defined by and computed in accordance with GAAP and as such item is reported from time to time in the Borrower's consolidated statement of income and retained earnings (or similar statement) after deduction for payment of all taxes.

      "Note" shall mean the Term Loan Note of the Borrower executed and delivered under this Agreement, together with all extensions, renewals, refinancing or refundings of any thereof in whole or part.

      "Obligations" shall mean with respect to the Borrower all indebtedness, obligations and liabilities of the Borrower to the Lender from time to time arising under or in connection with or related to or evidenced by this Agreement or any other Loan Document, and all extensions, renewals or refinancings thereof, whether such indebtedness, obligations or liabilities are direct or indirect, otherwise secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising. Without limitation of the foregoing, such indebtedness, obligations and liabilities include the principal amount of Loan, interest, fees, indemnities or expenses under or in connection with this Agreement or any other Loan Document, and all extensions, renewals and refinancings thereof, whether or not such Loan was made in excess of the obligation of the Lender to lend.

Obligations shall remain Obligations notwithstanding any assignment or transfer by the Borrower or any subsequent assignment or transfer by the Borrower of any of the Obligations or any interest therein, unless accompanied by a written release of the Borrower from and executed by the Lender.

      "Office," when used in connection with the Lender, shall mean its office located at 1200 Bausch & Lomb Place, Rochester, New York 14604, or at such other office or offices of the Lender or any branch, subsidiary or affiliate thereof as may be designated in writing from time to time by the Lender to the Borrower pursuant hereto.

      "Participants" shall have the meaning set forth in SECTION 9.14(b) hereof.

      "PBGC" means the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to the functions of said corporation.

      "Permitted Liens" shall have the meaning set forth in SECTION 6.02 hereof.

      "Person" shall mean an individual, corporation, partnership, limited liability company, trust, unincorporated association, joint venture, joint-stock company, Governmental Authority or any other entity.

      "Plan" means with respect to the Borrower any employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than a Multiemployer
Plan) covered by Title IV of ERISA by reason of Section 4021 of ERISA, of which the Borrower or any Controlled Group Member is or has been within the preceding five (5) years a "contributing sponsor" within the meaning of Section 4001(a)(13) of ERISA, or which is or has been within the preceding five (5) years maintained for employees of the Borrower or any Controlled Group Member.

      "Potential Default" shall mean any event or condition which with notice, passage of time or both, would constitute an Event of Default.

      "Prime Rate" shall mean the rate of interest per annum designated (whether or not announced) or announced by the Lender from time to time as its prime rate and used internally by the Lender to calculate the interest payable to it under notes or other agreements providing for interest based on the Lender's Prime Rate. The Prime Rate is not necessarily the lowest rate of interest charged by the Lender; credit may be extended at interest rates both above and below the Lender's Prime Rate to other borrowers.

      "Regular Payment Date" shall mean the twentieth (20th) day of every third
(3rd) calendar month after the date hereof, commencing June 20, 2001.

      "Related Litigation" shall have the meaning set forth in SECTION 9.15(b).

      "Reportable Event" means (i) a reportable event described in Section 4043 of ERISA and regulations thereunder, (ii) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in
Section 4063(b) of ERISA, (iii) a cessation of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in Section 4068(f) of ERISA, or (iv) a failure to make a required installment or other payment with respect to a Plan when due in accordance with Section 412 of the Code or Section 302 of ERISA.

      "Responsible Officer" with respect to the Borrower shall mean the Chairman of the Board and Chief Executive Officer, Chief Financial Officer, Executive Vice President, Senior Vice President or Treasurer.

      "SEC" shall mean the United States Securities and Exchange Commission and any successor commission, agency or entity.

      "Standard Notice" shall mean an irrevocable notice provided to the Lender on a Business Day which is: (a) the same Business Day in the case of the making a Loan to the Borrower at the Floating Rate or conversion to or renewal of the Floating Rate; (b) the same Business Day in the case of prepayment of any Floating Rate Loan; and (c) at least two (2) Business Days in advance in the case of selection of the Fixed LIBOR Rate Option. Standard Notice must be provided no later than 10:00 a.m., New York time, on the last day permitted for such notice in the case of Standard Notice issued under (a) or (b) above and no later than 5:00 p.m., New York time, on the last day permitted for notice under
(c) above.

      "Subordinated Debt" shall mean Indebtedness of the Borrower or any of the Guarantors repayment of which is subordinated to the repayment of the Obligations pursuant to a Subordination Agreement agreed to in writing by the Lender.

      "Subsidiary" shall mean, for any Person, (i) a corporation a majority of whose voting stock is at the time, directly or indirectly, owned by such person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such person or its subsidiary is entitled to receive more than 50% of the assets of such partnership upon its dissolution, or (iii) any other Person (other than a corporation or partnership) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (A) at least a majority ownership interest or (B) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

      "Taxes" shall have the meaning set forth in SECTION 2.11 hereof.

      "Term Loan" shall have the meaning set forth in SECTION 2.01(a) hereof.

      "Term Loan Commitment" shall have the meaning set forth in SECTION 2.01(a) hereof.

      "Term Loan Committed Amount" shall have the meanings set forth in SECTION 2.01(a) hereof.

      "Term Loan Maturity Date" shall mean March 1, 2008.

      "Term Loan Note" shall mean the promissory note of the Borrower executed and delivered under SECTION 2.01(c) hereof, and any promissory note issued in substitution therefor, together with all extensions, renewals, refinancings or refundings thereof in whole or in part.

      "Total Funded Debt" shall mean, at a particular date, the sum without duplication for the Borrower and/or Subsidiaries of (i) all Indebtedness for borrowed money, including, without limitation, Subordinated Debt, whether secured or unsecured, and whether maturing in less than or more than one (1) year, plus (ii) all bonds, notes, debentures or similar debt instruments, plus
(iii) all capitalized lease obligations, plus (iv) any guarantees or similar instruments or obligations given in connection with the sale, pledge, or discounting of any notes receivable. Excluded from the term "Total Funded Debt" shall be an amount equal to ninety percent (90%) of the obligations of the Borrower and its Subsidiaries arising from the sale, pledge or discounting of customer notes.

      "Unfunded Benefit Liabilities" shall mean, with respect to any Plan, the amount (if any) by which the present value of all benefit liabilities (within the meaning of section 4001(a)(16) of ERISA) under the Plan exceeds the fair market value of all Plan assets allocable to such benefit liabilities, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of the Borrower or any ERISA Affiliate under Title IV of ERISA.

1.02. CONSTRUCTION.
-------------------

      Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole; "or" has the inclusive meaning represented by the phrase "and/or"; and "property" includes all properties and assets of any kind or nature, tangible or intangible, real, personal or mixed. References in this Agreement to "determination" (and similar terms) by the Lender include good faith calculations by the Lender (in the case of quantitative determinations) and good faith beliefs by the Lender (in the case of qualitative determinations) and, in either case, after applying reasonable commercial standards for making such determination. The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References herein to "out-of-pocket expenses" of a Person (and similar terms) include, but are not limited to, the reasonable fees of in-house counsel and other in-house professionals of such Person to the extent that such fees are routinely identified and specifically charged under such Persons normal cost accounting system. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

1.03. ACCOUNTING PRINCIPLES.
----------------------------

      (a) As used herein, "GAAP" shall mean generally accepted accounting principles in the United States consistently applied.

      (b) Except as otherwise expressly provided in this Agreement, all computations and determinations as to accounting or financial matters and covenants shall be made, and all financial statements to be delivered pursuant to this Agreement shall be prepared, on a consolidated basis with respect to the Borrower, its Affiliates and Subsidiaries, in accordance with GAAP, and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

      (c) If there shall be any change in accounting principles under GAAP and such change results in a change in the calculation of the financial covenants, standards or terms used in this Agreement or any other Loan Document, then the Borrower and the Lender agree to enter into negotiations in order to amend such provisions of this Agreement, so as to equitably reflect such changes in accounting principles, with the desired result that the criteria for evaluating the Borrower's and its Affiliates and Subsidiaries' financial condition on a consolidated basis shall be the same after such changes in accounting principles as if such changes had not been made.


                       ARTICLE II: THE TERM LOAN FACILITY
                       ----------------------------------



2.01. TERM LOAN.
----------------

      (a) TERM LOAN COMMITMENT. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Lender agrees (such agreement being herein called the Lender's "Term Loan Commitment") to make a loan (the "Term Loan") to the Borrower on the date hereof in the aggregate principal amount of $24,000,000.00.

      (b) NATURE OF CREDIT. Within the limits of time and amount set forth in this SECTION 2.01, and subject to the provisions of this Agreement, the Borrower may borrow and repay (but not re-borrow) the Term Loan at the Fixed LIBOR Rate in Dollars. The Fixed LIBOR Rate shall be subject to availability as provided in this Agreement.

      (c) TERM LOAN NOTE. The Term Loan made by the Lender shall be evidenced by a Term Loan Note of the Borrower, dated the date hereof (the "Term Loan Note") in substantially the form attached hereto as EXHIBIT A with the blanks appropriately filled, payable to the order of the Lender in the principal amount equal to $24,000,000.00.

      (d) PAYMENT TERMS. The Borrower shall make quarterly payments on the Regular Payment Date of principal and/or interest as set forth in the Term Loan Note to the Lender with respect to the Term Loan until the Term Loan Maturity Date, at which time the entire outstanding principal balance, all accrued interest and all other sums due from the Borrower shall be fully due and payable. Once repaid, in whole or in part, the Term Loan may not be re-borrowed by the Borrower.

2.02. INTEREST RATE.
--------------------

      FIXED LIBOR RATE. The unpaid principal amount of the Term Loan shall bear interest for each day until due at the Fixed LIBOR Rate for the Interest Period, determined as of March 20,

2001, initially, and thereafter as of each subsequent Regular Payment Date, plus the amount of Basis Points hereinafter set forth next to the Applicable Margin Ratio in effect and calculated as of the Borrower's most recently completed fiscal quarter:

              APPLICABLE MARGIN RATIO           ADDITIONAL BASIS POINTS
            Greater than 2.50                             200

            Greater than 2.30, but less than              120
            or equal to 2.50

            Greater than 2.00, but less than              100
            or equal to 2.30

            Greater than 1.75, but less than               80
            or equal to 2.00

            Greater than 0, but less than                  60
            or equal to 1.75

The Additional Basis Points to be added to the Fixed LIBOR Rate on any Loan shall be calculated or recalculated, as the case may be, in accordance with the Applicable Margin Ratio schedule hereinbefore set forth and pursuant to the following paragraph, each such calculation or recalculation, as the case may be, to be effective as of the twentieth (20th) calendar day of the calendar month immediately preceding the most recently concluded fiscal quarter or fiscal year, as the case may be. By way of example and illustration only, on or about April 1, 2001 (or as soon as possible after the Borrower makes the necessary financial information available to the Lender in accordance with this Agreement), the Lender shall (i) determine the Fixed LIBOR Rate for the Interest Period as of March 20, 2001, and (ii) the Applicable Margin Ratio in effect and calculated as at the end of the most recently concluded fiscal quarter of the Borrower (March 31, 2001). The Lender shall calculate the Additional Basis Points to be added to such Fixed LIBOR Rate, and the resulting rate of interest shall be effective as of and shall relate back to March 20, 2001.

Subject to the preceding sentence, the Lender shall give prompt notice to the Borrower (in any event within ten (10) Business Days of its receipt of the Borrower's then most-recent quarterly or annual financial statements, as the case may be, as provided in SECTION 5.01(a) AND (b) hereof) of the Applicable Margin Ratio (and corresponding Additional Basis Points) determined in accordance with the definition of the Applicable Margin Ratio based upon the information for the then most recently completed fiscal quarter or Fiscal Year, as the case may be, which determinations or adjustments shall be conclusive absent manifest error, each such determination or adjustment to be effective as of the first Business Day following the most recently concluded fiscal quarter or Fiscal Year, as the case may be.

2.03. INABILITY TO DETERMINE RATE.
----------------------------------

      If prior to the first day of any Interest Period:

            (i) the Lender shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower) that adequate and reasonable means do not exist for ascertaining the Fixed LIBOR Rate, or

            (ii) the Lender has reasonably determined that the Fixed LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to the Lender of making or maintaining the Loan during such Interest Period, or

            (iii) Dollar deposits in the principal amounts of the Loan to which such Interest Period is to be applicable are not generally available in the London interbank market, then, in any such event, the Lender shall give notice to the Borrower by fax or telephone as soon as practicable thereafter. If such notice is given the Loan that was to have been converted to or continued as a Fixed LIBOR Rate Loan on the first day of such Interest Period shall be converted to or continued as a Floating Rate Loan. Until such notice has been withdrawn by the Lender, the Term Loan shall not be made as or converted to or continued as a Fixed LIBOR Rate Loan.

2.04. CONVERSION OR RENEWAL OF INTEREST RATE OPTIONS.
-----------------------------------------------------

      CONVERSION OR RENEWAL. Subject to the provisions of SECTION 2.03 and
SECTION 2.10(b) hereof, and if no Event of Default or Potential Default shall have occurred and be continuing or shall exist, the Loan shall, without notice except as provided in SECTION 2.02 hereof, be automatically renewed at the Fixed LIBOR Rate in effect for such new Interest Period (plus the applicable Additional Basis Points in accordance with SECTION 2.02 hereof) at any time with respect to conversion from the Floating Rate, or at the expiration of any Interest Period with respect to renewals of the Fixed LIBOR Rate. Interest shall be calculated upon the principal amount of the Term Loan as so converted or renewed. Interest on the principal amount of the Term Loan converted or renewed (automatically or otherwise) shall be due and payable on the conversion or renewal date.

2.05. PREPAYMENTS GENERALLY.
----------------------------

      (a) NOTICE. Whenever the Borrower desires or is required to prepay any part of its Loan, it shall provide Standard Notice to the Lender setting forth the following information:

          (i) The date, which shall be a Business Day, on which the proposed prepayment is to be made; and

          (ii) The total principal amount of such prepayment.

Standard Notice having been so provided, on the date specified in such Standard Notice, the principal amounts of the Loan specified in such notice, together with interest and Funding Breakage Indemnity, if applicable, on each such principal amount to such date, shall be due and payable.

      (b) SWAP AGREEMENTS. In addition to the provisions hereinbefore set forth, prepayments of any borrowing such as the Loan which borrowings are covered by an interest rate swap agreement or other rate protection mechanism may require termination or adjustment of such swap agreement or interest rate protection mechanism and will be subject to the terms and conditions of such swap agreement or interest rate protection mechanism with respect to prepayment as if they were fully set forth herein and made a part of this Agreement.

2.06. OPTIONAL PREPAYMENTS.
---------------------------

      The Borrower shall have the right at its option from time to time to prepay the Loan in whole or part without premium or penalty (subject, however, to SECTION 2.10(b) hereof):

          (i) At any time with respect to any part of any Floating Rate Loan; or

          (ii) At the expiration of any Interest Period with respect to prepayment of a Fixed LIBOR Rate Loan.

Any such prepayment shall be made in accordance with SECTION 2.05 hereof.

2.07. [RESERVED. THIS SECTION INTENTIONALLY OMITTED]
----------------------------------------------------

2.08. INTEREST PAYMENT DATES.
-----------------------------

      Interest on the Term Loan shall be due and payable on each Regular Payment Date as provided in the Term Loan Note. After maturity of any part of the Loan (by acceleration or otherwise), interest on such part of the Loan shall be due and payable on demand.

2.09. PAYMENTS GENERALLY; INTEREST ON OVERDUE AMOUNTS.
------------------------------------------------------

      (a) PAYMENTS GENERALLY. All payments and prepayments to be made by the Borrower in respect of principal, interest, fees, indemnity, expenses or other amounts due from the Borrower hereunder or under any Loan Document shall be payable in Dollars at or prior to 1:00 o'clock p.m., New York time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue, without setoff, counterclaim, withholding or other deduction of any kind or nature. Except for payments under SECTIONS 2.10 hereof, such payments shall be made to the Lender at its Office in Dollars in funds immediately available at such Office, and payments under SECTIONS 2.10 hereof shall be made to the Lender at such domestic account as it shall specify to the Borrower from time to time in funds immediately available at such account. Any payment or prepayment received by the Lender after 1:00 o'clock p.m., New York time, on any day shall be deemed to have been received on the next succeeding Business Day. Any payment or prepayment not received by the Lender within ten (10) days after the date due shall be subject to the imposition by the Lender without notice or demand of a late charge equal to three percent (3%) of the amount of such delinquent payment (the "Late Charge").

      (b) PAYMENTS DUE ON DAY OTHER THAN BUSINESS DAY. If any payment hereunder (other than payments on a Fixed LIBOR Rate Loan) becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day, and interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Fixed LIBOR Rate Loan becomes due and payable on a day other than a London Business Day, the maturity thereof shall be extended to the next succeeding London Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding London Business Day.

      (c) INTEREST ON OVERDUE AMOUNTS. To the extent permitted by law, after there shall have become due (by acceleration or otherwise) principal, interest, fees, indemnity, expenses or any other amounts due from the Borrower hereunder or under any other Loan Document, such amounts shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum (in each case based on a year of 360 days and actual days elapsed) which for each day shall be equal to three percent (3%) above the Floating Rate (the "Delinquency Rate").

To the extent permitted by law, interest accrued on any amount which has become due hereunder or under any Loan Document shall compound on a day-by-day basis, and hence shall be added daily to the overdue amount to which such interest relates.

2.10. ADDITIONAL COMPENSATION IN CERTAIN CIRCUMSTANCES.
-------------------------------------------------------

      (a) INCREASED COSTS OR REDUCED RETURN RESULTING FROM TAXES, RESERVES, CAPITAL ADEQUACY REQUIREMENTS, EXPENSES, ETC. If after the date hereof any Law or guideline, or interpretation or application thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance with any request or directive of any Governmental Authority (whether or not having the force of law) generally applicable to all lending institutions in similar circumstances:

          (i) subjects the Lender to any tax or changes the basis of taxation with respect to this Agreement, the Note, the Loan or payments by the Borrower of principal, interest, commitment fee or other amounts due from the Borrower hereunder or under the Note (except for taxes on the overall net income or overall gross receipts of the Lender imposed by the jurisdictions (federal, state and local) in which the Lender's principal office is located),

          (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, assets (funded or contingent) of, deposits with or for the account of, other acquisitions of funds by, the Lender (other than requirements expressly included herein in the determination of the Fixed LIBOR Rate hereunder),

          (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, the Lender or (B) otherwise applicable to the obligations of the Lender under this Agreement, or

          (iv) imposes upon the Lender any other expense with respect to this Agreement, the Note or its making, maintenance or funding of any Loan or any security therefor,

and the reasonably determined result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon the Lender, or in the case of clause (iii) hereof, any Person controlling the Lender, with respect to this Agreement, the Note or the making, maintenance or funding of the Loan (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on the Lender's or controlling Person's capital, taking into consideration the Lender's or controlling Person's policies with respect to capital adequacy) by an amount which the Lender deems to be material the Lender may from time to time notify the Borrower of the amount determined in good faith (using any averaging and attribution methods) by the Lender (which determination shall be conclusive, absent manifest error) to be necessary to compensate the Lender or such Person for such increase, reduction or imposition. Such amount shall be due and payable by the Borrower to the Lender five (5) Business Days after such notice is given, together with an amount equal to interest on such amount from the date two (2) Business Days after the date demanded until such due date at the Floating Rate. A certificate by the Lender as to the amount due and payable under this SECTION 2.10(a) from time to time and the method of calculating such amount shall be conclusive absent manifest error. The Lender agrees that it will use good faith efforts to notify the Borrower of the occurrence of any event that would give rise to a payment under this SECTION 2.10(a); PROVIDED, HOWEVER, that any failure of the Lender to give any such notice shall have no effect on the Borrowers' obligations hereunder.

      (b) FUNDING BREAKAGE. In addition to all other amounts payable hereunder, if and to the extent for any reason any part of any Fixed LIBOR Rate Loan becomes due (by acceleration or otherwise), or is paid, prepaid or converted to another interest rate Option (whether or not such payment, prepayment or conversion is mandatory or automatic and whether or not such payment or prepayment is then due), on a day other than the last day of the corresponding Interest Period (the date such amount so becomes due, or is so paid, prepaid or converted, being referred to as the "Funding Breakage Date") excepting, however, by reason solely of the Lender's decision, action or election to require such payment, prepayment or conversion other than by reason of the scheduled maturity thereof or the occurrence of an Event of Default, the Borrower shall pay the Lender an amount ("Funding Breakage Indemnity") determined by the Lender by calculating a sum equal to: (i) the amount of interest which otherwise would have accrued on the principal amount so paid for the period from and including the date of such payment to but excluding the last day of the Fixed LIBOR Rate Interest Period for such Fixed LIBOR Rate Loan at the applicable rate of interest for such Loan provided for herein; over (ii) the amount of interest the Lender would have bid in the London interbank market for U.S. Dollars for amounts comparable to such principal amount and maturities comparable to such period.

      Such Funding Breakage Indemnity shall be due and payable on demand. In addition, the Borrower shall, on the due date for payment of any Funding Breakage Indemnity, pay to the Lender an additional amount equal to interest on such Funding Breakage Indemnity from the Funding Breakage Date to but not including such due date at the Floating Rate Option (calculated on the basis of a year of 360 days and actual days elapsed). The amount payable to the Lender under this SECTION 2.17(b) shall be determined in good faith by the Lender and such determination shall be conclusive, absent manifest error.

2.11. TAXES.
------------

      (a) PAYMENTS NET OF TAXES. Except to the extent prohibited by applicable law, all payments made by the Borrower under this Agreement or any other Loan Document shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all liabilities with respect thereto, excluding, in the case of the Lender, income or franchise taxes imposed on the Lender (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld or deducted from any amounts payable to the Lender under this Agreement or any other Loan Document, the Borrower shall pay the relevant amount of such Taxes (net of any tax or other financial benefit the Lender received in connection therewith as a result of any tax treaties or similar agreement) and the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Loan Documents. Whenever any Taxes are paid by the Borrower with respect to payments made in connection with this Agreement or any other Loan Document, as promptly as possible thereafter, the Borrower shall send to the Lender for its own account a certified copy of an original official receipt received by the Borrower showing payment thereof.

      (b) INDEMNITY. The Borrower hereby indemnifies the Lender for the full amount of all Taxes attributable to payments by or on behalf of the Borrower hereunder or under any of the other Loan Documents, any Taxes paid by the Lender, and any present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying (which is not caused by the Lender's willful misconduct or gross negligence) any Taxes (including any incremental Taxes, interest or penalties that may become payable by the Lender as a result of any failure to pay such Taxes) as finally determined. Such indemnification shall be made within thirty (30) days from the date the Lender makes written demand therefor.


             ARTICLE III: REPRESENTATIONS AND WARRANTIES OF BORROWER
             -------------------------------------------------------

      The Borrower hereby represents and warrants to the Lender as follows:

3.01. ENTITY STATUS.
--------------------

      The Borrower and each of its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its formation, has all power and authority to carry on its business as now being conducted and to own its properties and is duly licensed or qualified and in good standing or a foreign corporation in each other jurisdiction in which its properties are located or in which failure to qualify would materially and adversely affect the conduct of its business or the enforceability of contractual rights of the Borrower.

3.02. POWER AND AUTHORIZATION.
------------------------------

      The Borrower has the corporate power, capacity and authority to execute, deliver, perform, and take all actions contemplated by, each Loan Document to which it is a party, and all such action has, or prior to the Closing Date shall have, been duly and validly authorized by all necessary corporate (and, if appropriate, shareholder) proceedings on its part.

3.03. EXECUTION AND BINDING EFFECT.
-----------------------------------

      This Agreement and the Note have been duly and validly executed and delivered by the Borrower. This Agreement constitutes, and each other Loan Document to which Borrower is a party, when executed and delivered by the Borrower will constitute, the legal, valid and binding obligations of the Borrower enforceable against the Borrower, in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors rights or by general principles of equity limiting the availability of equitable remedies.

3.04. GOVERNMENTAL APPROVALS AND FILINGS.
-----------------------------------------

      Except pursuant to the rules and regulations adopted from time to time by the SEC, no approval, order, consent, authorization, certificate, license, permit or validation of, or exemption or other action by, or filing, recording or registration with, or notice to, any Governmental Authority (collectively, "Governmental Action") is or will be necessary or advisable in connection with execution and delivery of this Agreement or any other Loan Document by the Borrower, or consummation by the Borrower of the transactions contemplated hereby or thereby, performance of or compliance with the terms and conditions hereof or thereof by the Borrower or to ensure the legality, validity, binding effect or enforceability hereof or thereof, except in each case such filings and/or recordings of such of the Loan Documents and any related financing statements as is contemplated by the terms hereof or thereof.

3.05. ABSENCE OF CONFLICTS.
---------------------------

      Neither the execution and delivery of this Agreement or any other Loan Documents by the Borrower, nor consummation by the Borrower of the transactions contemplated hereby or thereby, nor performance of or compliance with the terms and conditions hereof or thereof by the Borrower does or will:

      (a) violate or conflict with any Law, or

      (b) violate, conflict with or result in a breach of any term or condition of, or constitute a default under, or result in (or give rise to any right, contingent or otherwise, of any Person to cause) any termination, cancellation, prepayment or acceleration of performance of, or result in the creation or imposition of (or give rise to any obligation, contingent or otherwise, to create or impose) any Lien upon any property of the Borrower pursuant to, or otherwise result in (or give rise to any right, contingent or otherwise, of any Person to cause) any change in any right, power, privilege, duty or obligation of the Borrower, any of its Subsidiaries which would result in a Material Adverse Effect, under or in connection with,

          (i) the certificate of incorporation or by-laws (or other constituent documents) of the Borrower, or

          (ii) any agreement or instrument creating, or evidencing any Indebtedness to which the Borrower or any of its Subsidiaries is a party or by which it as any of its properties (now owned or hereafter acquired) may be subject or bound, or

          (iii) any agreement or instrument or arrangement to which the Borrower, any of its Affiliates or Subsidiaries is a party or by which any of its respective properties (now owned or hereafter acquired) may be subject or bound.

3.06. AUDITED FINANCIAL STATEMENTS.
-----------------------------------

      The Borrower has heretofore furnished to the Lender the consolidated audited balance sheets of the Borrower and its Subsidiaries as of December 31, 2000 and the related statements of income, cash flows and changes in stockholders' equity for the fiscal year then ended. Such financial statements (including the notes thereto) present fairly, to the best of the Borrower's knowledge, the consolidated financial condition of the Borrower and its Subsidiaries as of such date, and the results of the operations of the Borrower and its Subsidiaries, and their respective cash flows, for the period ended on such date, all in conformity with GAAP.

3.07. SOLVENCY.
---------------

      (a) VALUE OF ASSETS. The present fair saleable value of the assets of the Borrower after giving effect to all the transactions contemplated by the Loan Documents and the funding of the Term Loan Commitment hereunder exceeds the amount that will be required to be paid on or with respect of the existing debts and other liabilities (including contingent liabilities) of the Borrower and its Subsidiaries as they mature.

      (b) CAPITAL. The property of the Borrower does not constitute unreasonably small capital for the Borrower to carry out its business as now conducted and as proposed to be conducted including the capital needs of the Borrower.

      (c) DEBTS. The Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Borrower, and of amounts to be payable or in respect of debt of the Borrower). The cash available to the Borrower after taking into account all other anticipated uses of the cash of the Borrower, is anticipated to be sufficient to pay all such amounts on or in respect of debt of the Borrower when such amounts are required to be paid.

      (d) JUDGMENTS. The Borrower does not believe that final judgments against it in actions for money damages will be rendered at a time when, or in an amount such that, the Borrower will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash available to the Borrower after taking into account all other anticipated uses of the cash of the Borrower (including the payments on or in respect of debt referred to in paragraph (c) of this SECTION 3.07) is anticipated to be sufficient to pay all such judgments promptly in accordance with their terms.

3.08. ABSENCE OF UNDISCLOSED LIABILITIES.
-----------------------------------------

      Neither the Borrower, any of its Affiliates or Subsidiaries, has any liability or obligation of any nature whatever (whether absolute, accrued, contingent or otherwise, whether or not due), forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments, except (x) as disclosed in the financial statements referred to in SECTIONS 3.06 hereof, obligations of the Borrower and any Affiliates and Subsidiaries to any of each other, or otherwise in writing delivered to the Lender prior to the date hereof, (y) matters that, individually or in the aggregate, are reasonably expected not to have a Material Adverse Effect, and
(z) liabilities, obligations, commitments and losses incurred after December 31, 2000, in the ordinary course of business and consistent with past practices.

3.09. ABSENCE OF MATERIAL ADVERSE CHANGES.
------------------------------------------

      Since December 31, 2000, there has been no material adverse change in the business, operations or condition (financial or otherwise) or prospects of the Borrower and its Affiliates or Subsidiaries.

3.10. ACCURATE AND COMPLETE DISCLOSURE.
---------------------------------------

      All written information heretofore, contemporaneously and hereafter provided by or on behalf of the Borrower, any of its Affiliates or Subsidiaries to the Lender pursuant to or in connection with any Loan Document or any transaction contemplated hereby or thereby is or will be (as the case may be) true and accurate in all material respects on the date as of which such information is dated (or, if not dated, when received by the Lender) and does not or will not (as the case may be) omit to state any material fact necessary to make such information not misleading in a material respect at such time in light of the circumstances in which it was provided.

3.11. OWNERSHIP AND CONTROL.
----------------------------

      The outstanding shares of capital stock of the Borrower have been duly authorized and validly issued and are fully paid.

3.12. LITIGATION.
-----------------

There is no pending or (to the Borrower's knowledge after due inquiry) threatened action, suit, proceeding or investigation by or before any Governmental Authority against or affecting the Borrower or any of its Subsidiaries which, if adversely determined, would result in a Material Adverse Effect.

3.13. ABSENCE OF EVENTS OF DEFAULT.
-----------------------------------

      No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default.

3.14. ABSENCE OF OTHER CONFLICTS.
---------------------------------

      Neither the Borrower nor any of its Subsidiaries is in violation of or in conflict with, or is subject to any contingent liability on account of any violation of or conflict with:

      (a) its certificate of incorporation or by-laws (or other constituent documents), or

      (b) any agreement or instrument or arrangement to which it is party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound in a manner such that such violation or conflict could have a Material Adverse Effect.

3.15. TITLE TO PROPERTY.
------------------------

      Subject to Permitted Liens, the Borrower and its Subsidiaries have good and marketable title in fee simple or by lease to all real property owned or purported to be owned, or leased or purported to be leased, by it and good title to all other material property of whatever nature owned or purported to be owned by it, which, as of the date hereof, includes, but is not limited to, all property reflected in the most recent audited balance sheet referred to in
SECTION 3.06 hereof.

3.16. INTELLECTUAL PROPERTY.
----------------------------

      The Borrower, and its Subsidiaries own, or are licensed or otherwise haves the right to use, all patents, trademarks, service marks, names (trade, service, fictitious or otherwise), copyrights, technology (including, but not limited to, computer programs and software), processes, data bases and other rights, free from material burdensome restrictions, necessary to own and operate its respective properties and to carry on its respective business as presently conducted, and presently planned to be conducted, without material conflict with the rights of others.

3.17. TAXES.
------------

      Each of the Borrower and its Subsidiaries has filed (or has obtained extensions of the time by which it is required to file) all United States federal income tax returns and all other material tax returns required to be filed by it and has paid all taxes shown due on the returns so filed as well as all other taxes, assessments and governmental charges which have become due, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

3.18. RESERVED

3.19. EMPLOYEE BENEFITS.
------------------------

      The Borrower and each Controlled Group Member have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or any Plan or Multiemployer Plan (other than to make contributions, pay annual PBGC premiums or pay out benefits in the ordinary course of business).

3.20. ENVIRONMENTAL MATTERS.
----------------------------

      Each of the Borrower and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on, in all material respects, its business as now being or as proposed to be conducted. Each of such permits, licenses and authorizations is in full force and effect and each of the Borrower and its Subsidiaries is in compliance with the material terms and conditions thereof, and is also in compliance with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder. No Lien exists and, to the Borrower's knowledge, no condition exists which is likely to result in the filing of a Lien, against any property of the Borrower or any of its Subsidiaries under any Environmental Law which would have individually or in the aggregate a Material Adverse Effect.

3.21. SECURITIES LAWS COMPLIANCE.
---------------------------------

      Neither the Borrower nor any Person acting on any of its behalf has directly or indirectly offered or sold any interest in the Note or any other related securities to, solicited offers to buy any such interest or securities from, or otherwise approached or negotiated in respect of the purchase and sale or other disposition of any such interest or securities with, any Person so as to bring the transactions contemplated hereby within the registration provisions of the Securities Act of 1933, as amended.

3.22. MARGIN REGULATIONS.
-------------------------

      No part of the proceeds of the Loan hereunder will be used for the purpose of buying or carrying any "margin stock," as such term is used in Regulations G and U of the Board of Governors of the Federal Reserve System, as amended from time to time, or to extend credit to others for the purpose of buying or carrying any "margin stock." Neither the Borrower nor any Subsidiary of the Borrower is engaged in the business of extending credit to others for the purpose of buying or carrying "margin stock." Neither the Borrower nor any Subsidiary of the Borrower owns any "margin stock. Neither the making of the Loan nor any use of proceeds of such Loan will violate or conflict with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, as amended from time to time.

3.23. SUBSIDIARIES.
-------------------

      As of the date hereof, the Borrower has no Subsidiaries except as set forth in SCHEDULE 3.23.

3.24. PARTNERSHIPS, ETC.
------------------------

      Except as disclosed in THE FORM 10-K OF THE BORROWER FILED WITH THE SEC FOR THE YEAR 2000, neither the Borrower nor any of its Subsidiaries is a partner general or limited) of any partnership, is a party to any joint venture or owns (beneficially or of record) any equity or similar interest in any Person (including, but not limited to, any interest pursuant to which the

Borrower or its Subsidiaries have or may in any circumstance have an obligation to make capital contributions to, or be generally liable for or on account of the liabilities, acts or omissions of such other Person).

3.25. LABOR RELATIONS.
----------------------

      Neither the Borrower nor any of its Subsidiaries has engaged in any unfair labor practice which could reasonably be expected to have a Material Adverse Effect. As of the date hereof, there is (a) no unfair labor practice complaint pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries before the National Labor Relations Board which could reasonably be expected to have a Material Adverse Effect on the Borrower or any of its Subsidiaries and no grievance or arbitration proceeding arising out of or under a collective bargaining agreement is so pending or threatened; (b) no strike, labor dispute, slowdown or stoppage is pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries; and (c) no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries and no union organizing activities are taking place with respect to any thereof. Immediately upon the Borrower becoming aware of the occurrence of any of the events referenced in clauses (a), (b) or (c) above, the Borrower agrees to notify the Lender of same in writing.

3.26. NO FORFEITURE.
--------------------

      Neither the Borrower nor any of its Affiliates or Subsidiaries is engaged in or proposes to be engaged in the conduct of any business or activity which could result in a Forfeiture Proceeding and no Forfeiture Proceeding against any of them is pending or threatened, which would individually or in the aggregate have a Material Adverse Effect.


                             ARTICLE IV: CONDITIONS
                             ----------------------

4.01. CONDITIONS TO ENTERING INTO AGREEMENT AND MAKING THE LOAN.
----------------------------------------------------------------

      The obligation of the Lender to enter into this Agreement and to make the Loan on the date hereof is subject to the satisfaction of the following conditions precedent:

      (a) AGREEMENT; NOTE. The Lender shall have received an executed counterpart of this Agreement, duly executed by the Borrower, and an executed original Term Loan Note conforming to the requirements hereof, duly executed by the Borrower.

      (b) CORPORATE PROCEEDINGS. The Lender shall have received a certificate by the Secretary of the Borrower, dated as of or prior to the date hereof as to (i) true copies of the certificate of incorporation and by-laws (or other constituent documents) of the Borrower in effect on such date (which, in the case of the certificate of incorporation or other constituent documents filed or required to be filed with the Secretary of State or other Governmental Authority in its jurisdiction of incorporation, shall be certified to be true, correct and complete by such Secretary of the Borrower as of the date hereof), (ii) true copies of all corporate (and, when necessary, shareholder) action taken by the Borrower relative to this Agreement and the other Loan Documents to which its is a party, and (iii) the incumbency and signature of the respective officers of the Borrower executing this Agreement and the other Loan Documents to which it is a party, together with satisfactory evidence of the incumbency of each such officer. The Lender shall have received certificates from the appropriate Secretaries of State or other applicable Governmental Authorities dated not more than sixty (60) days before the date hereof showing the good standing of the Borrower in its state of organization.

      (c) INSURANCE. The Lender shall have received a certificate setting forth all policies of insurance in force with respect to the Borrower, issued by an insurance agent reasonably acceptable to the Lender, and from an insurance carrier rated "A-" or better by A.M. Best & Company or a comparable rating agency, and satisfactory in form, amounts, covered risks and substance to the Lender.

      (d) FINANCIAL STATEMENTS. The Lender shall have received, copies of the consolidated financial statements, and, at the request of the Lender, consolidating financial statements referred to in SECTION 3.06.

      (e) LEGAL OPINION OF COUNSEL TO BORROWER. The Lender shall have received an opinion addressed to the Lender, dated the date hereof, of Sayles & Evans, Elmira, New York, counsel to the Borrower, as to such matters as may be requested by the Lender and in form and substance satisfactory to the Lender.

      (f) FEES, EXPENSES, ETC. All fees and other compensation to be paid to the Lender pursuant hereto or pursuant to any other written agreement on or prior to the date hereof shall have been paid or received, and all invoiced expenses incurred by the Lender pursuant hereto shall have been paid, including, but not limited to, the Lender's arrangement fee (the "Arrangement Fee") in the amount of $10,000.

      (g) REPRESENTATIONS AND WARRANTIES. Except with respect to the representations and warranties expressly deemed made as of an earlier date, each of the representations and warranties made by the Borrower in ARTICLE III hereof shall be true and correct in all material respects on and as of such date as if made on and as of such date, both before and after giving effect to the Loan and the Lender shall have received a certificate by a Responsible Officer of the Borrower, dated as of or prior to the date hereof to such effect.

      (h) NO DEFAULTS. No Event of Default or Potential Default shall have occurred and be continuing on such date or after giving effect to the Loan.

      (i) NO VIOLATIONS OF LAW, ETC. The making or use of the Loan shall not cause the Borrower to violate or conflict with any Law in any material respect.

      (j) NO MATERIAL ADVERSE CHANGE. There shall not have occurred a material adverse change in the business, operations, assets or condition (financial or otherwise) of the Borrower or any of its Subsidiaries since December 31, 2000. There shall not have occurred any other event, act or condition which is likely to have a Material Adverse Effect.

      (k) ADDITIONAL MATTERS. The Lender shall have received such other certificates, opinions, documents and instruments as may reasonably be requested by the Lender. All corporate and other proceedings, and all documents, instruments and other matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Lender.

Borrower's acceptance of the proceeds of the Loan shall constitute a representation and warranty by the Borrower that the conditions set forth in this SECTION 4.01 have been satisfied in all material respects as of the date hereof. Failure of the Lender to receive notice from the Borrower to the contrary before the Loan is made by the Lender shall constitute a further representation and warranty by the Borrower that the conditions referred to in this SECTION 4.01 have been satisfied in all material respects as of the date hereof.


                        ARTICLE V: AFFIRMATIVE COVENANTS
                        --------------------------------

      The Borrower hereby covenants to the Lender as follows:

5.01. BASIC REPORTING REQUIREMENTS.
-----------------------------------

      (a) ANNUAL AUDIT REPORTS. As soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year of the Borrower, a copy of the annual audited report for such Year for the Borrower and its Subsidiaries, containing consolidated and consolidating financial statements for such year certified in a manner acceptable to the Lender by Ernst &Young, LLP or other independent public accountants acceptable to the Lender.

      (b) QUARTERLY REPORTS. As soon as available and in any event within forty-five (45) days after the end of each of the first three quarters of each Fiscal Year of the Borrower, consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and statements of income and retained earnings and changes in financial position of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, with a certification by the chief financial officer of the Borrower that such financial statements fairly present the financial condition and results of operations of the Borrower in accordance with GAAP, at the dates and for the periods set forth therein.

      (c) QUARTERLY COMPLIANCE CERTIFICATES. The Borrower shall deliver to the Lender concurrently with the delivery of the financial statements referred to in subsection (a) and (b) of this SECTION 5.01, a certificate of the chief financial officer of the Borrower (i) stating that, to the knowledge of such officer after reasonable investigation, all representations and warranties of the Borrower set forth in this Agreement remain true and correct on and as of the date of such certificate as though made on and as of such date, (ii) no Event of Default or Potential Default has occurred and is continuing or, if any such Event of Default or Potential Default has occurred and is continuing, stating the nature and period of existence thereof and the steps which the Borrower is taking to rectify the same and (iii) stating in reasonable detail the information and calculations necessary to establish compliance with the provisions of SECTION 6.01 hereof.

      (d) PROJECTIONS. The Borrower will furnish to the Lender within one hundred twenty (120) days following the commencement of each Fiscal Year such Year's projections demonstrating the projected financial condition and results of operations of the Borrower and its

Subsidiaries for the period commencing that Fiscal Year. Nothing in this SECTION 5.01(d) shall constitute a representation or warranty that such projections will be achieved.

      (e) CERTAIN OTHER REPORTS AND INFORMATION. Promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Lender a copy of all reports which the Borrower sends to any of its security holders, and copies of all reports and registration statements which the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange.

      (f) FURTHER INFORMATION. The Borrower will promptly furnish to the Lender, such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as the Lender may from time to time reasonably request.

      (g) NOTICE OF CERTAIN EVENTS. The Borrower will promptly furnish to the Lender after the filing or receiving thereof, if and when the Borrower or any Controlled Group Member (i) gives or is required to give notice to the PBGC of any Reportable Event with respect to any Plan, or knows that the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, promptly followed by a copy of such notice to the Lender; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, promptly followed by a copy of such notice to the Lender.

      (h) COPIES OF LOAN AGREEMENTS. Promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Lender a true, accurate and complete copy of any and all credit and/or loan agreements now or hereafter entered into by and between the Borrower and/or any of its Subsidiaries with any other Person (including, but not limited to, any lending institution), together with any and all modifications, amendments, renewals, extensions, restatements and/or supplements thereof or thereto. The Borrower will also promptly furnish to the Lender, such other instruments, agreements, documents and information with respect to any such credit and/or loan agreements in such form as the Lender may reasonably request from time to time.

5.02. INSURANCE.
----------------

       The Borrower will, and will cause each Subsidiary to, maintain insurance with insurance companies or associations rated "A-" or better by A. M. Best & Company or a comparable rating agency in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which the Borrower and its Subsidiaries operate.

5.03. COMPLIANCE WITH LAWS. CORPORATE EXISTENCE
-----------------------------------------------

      The Borrower shall (a) comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, the breach of which would materially and adversely affect the business, operations, prospects or assets or the financial condition or otherwise of the Borrower. Such compliance shall include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or on its income or profits or upon its property except to the extent (i) such payment is being contested in good faith and by proper proceedings, and (ii) adequate reserves are being maintained with respect thereto; and (b) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights, franchises, trade names and preserve all of its property used or useful in the conduct of its business and keep same in good repair and working condition except for property it deems no longer useful.

5.04. NOTICE OF PROCEEDINGS.
----------------------------

      The Borrower shall promptly give notice in writing to the Lender of all litigation, arbitral proceedings, regulatory proceedings and Forfeiture Proceedings affecting the Borrower or any Subsidiary, except litigation or proceedings which, if adversely determined, could not materially and adversely affect the consolidated financial condition or the business taken as a whole of the Borrower and its Subsidiaries.

5.05. ENVIRONMENTAL LAWS.
-------------------------

      The Borrower shall comply in all material respects with all Environmental Laws and provide to the Lender all documentation in connection with such compliance that the Lender may reasonably request.

5.06. ACCESS TO PREMISES AND RECORDS.
-------------------------------------

      At any reasonable time and from time to time, but only to the extent 'relevant to the loan transaction hereunder and the Borrower's ability to perform under this Agreement, upon reasonable notice and during normal business hours, the Borrower shall permit the Lender, or any agent or representative thereof, to examine the records and books of account and visit the properties of the Borrower or its Subsidiaries and to discuss the affairs, finances and accounts of the Borrower and any Subsidiary with any of the Borrower's officers and directors.

5.07. NOTICE OF DEFAULT.
------------------------

In the event any financial officer of the Borrower knows of any default or event of default under any agreement for or with respect to any Indebtedness to which the Borrower is a party, or receives notice of any violation, default or event of default under any such agreement to which it is a party, or any Event of Default or Potential Default which shall have occurred the Borrower shall promptly furnish to the Lender a written statement as to such occurrence specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto.

5.08. SUBSIDIARIES.
-------------------

      The Borrower shall, give the Lender prompt written notice of the creation, establishment or acquisition, in any manner, of any Subsidiary not existing on the date hereof. In the event any

Subsidiary is required by the holder of any Indebtedness (other than the Loan) to execute and deliver a guarantee of payment and/or performance of any such Indebtedness, or any portion thereof, the Borrower shall cause such Subsidiary to likewise execute and deliver to the Lender a valid Guaranty of payment and performance of the Loan and this Agreement by such Subsidiary. Notwithstanding the immediately preceding sentence, in the event either L. Kellenberger & Co., A.G. or HHT Hauser Tripet Tschudin AG are required at any time by any lending institution in the nation of Switzerland to guarantee the payment and/or performance of any Indebtedness incurred in Switzerland solely by the other, the Borrower shall not be required, in such instance, to cause the above-described entity making such guarantee to execute and deliver to the Lender the Guaranty hereinbefore set forth.

5.09. USE OF PROCEEDS.
----------------------

      The Borrower shall apply the proceeds of the Loan hereunder only to discharge indebtedness of the Borrower associated with its acquisition of HTT Hauser Tripet Tschudin Ag. The Borrower shall not use the proceeds of the Loan hereunder directly or indirectly for any unlawful purpose, in any manner inconsistent with SECTION 3.22 hereof, or inconsistent with any other provision of any Loan Document.

5.10. MATERIAL ADVERSE CHANGES.
-------------------------------

      The Borrower shall promptly notify the Lender of any litigation matter, investigation, audit, business development or change in financial condition, which has resulted in, or which the Borrower or its Subsidiaries reasonably believes will result in an Event of Default.


                         ARTICLE VI: NEGATIVE COVENANTS
                         ------------------------------

      The Borrower hereby covenants to the Lender as follows:

6.01. FINANCIAL COVENANTS.
--------------------------

      During the term hereof, the Borrower on a consolidated basis shall not:

      (a) Permit the ratio of (i) Total Funded Debt to the EBITDA of the Borrower, calculated at the same point in time, to be greater than
            2.75 to 1.00 at any time through and including December 31, 2001, and (ii) Total Funded Debt to the EBITDA of the Borrower, calculated at the same point in time, to be greater than 2.50 to 1.00 by March 31, 2002 and at the end of each fiscal quarter thereafter, measured quarterly as of the period of the four (4) most recently completed fiscal quarters of the Borrower.

      (b) Permit the Fixed Charge Coverage Ratio of the Borrower to be less than 1.80 to 1.00 by March 31, 2001, and at the end of each fiscal quarter thereafter, measured quarterly as of the period of the four
            (4) then most recently completed fiscal quarters of the Borrower.

6.02. LIENS.
------------

      The Borrower shall not create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien, or any other type of preferential arrangement, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure any Debt of any person or entity, other than the following (collectively "Permitted Liens"):

      (a) Liens securing the payment of taxes, assessments or governmental charges or levies or the demands of suppliers, mechanics, carriers, warehousers, landlords and other like Persons, provided that (i) they do not in the aggregate materially reduce the value of any properties subject to the Liens or materially interfere with their use in the ordinary conduct of the owning business, and
(ii) all claims which the Liens secure are being actively contested in good faith and by appropriate proceedings;

      (b) Liens incurred or deposits made in the ordinary course of business (i) in connection with worker's compensation, unemployment insurance, social security and other like laws, or (ii) to secure the performance of letters of credit, bids, tenders, sales contract, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations, in each case not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of property;

      (c) Attachment, judgment and other similar Liens arising in connection with court proceedings provided that (i) execution and other enforcement are effectively stayed, and (ii) all claims which the Liens secure are being actively contested in good faith and by appropriate proceedings;

      (d) Except as provided in (h) below, Liens on property of a Subsidiary provided that they secure only obligations owing to the Borrower or another Subsidiary;

      (e) Liens related to lease obligations, and within the limitations, described in Section 6.03;

      (f) Liens against customer notes, which are created in connection with the sale, pledge or discounting of such customer notes, provided that immediately after giving effect thereto the Borrower's aggregate liabilities on account of such Indebtedness secured by such Liens does not exceed $11,000,000.00;

      (g) Liens against property leased pursuant to Capital Leases, provided that the aggregate amount of Indebtedness secured by such Liens does not exceed $3,000,000.00; and

      (h) Liens not exceeding $13,000,000.00 in the aggregate against property other than inventory or receivables, provided that in each such instance the Borrower and/or its Subsidiary, as the case may be, grants at the same time to the Lender a Lien against such property. Notwithstanding the foregoing, Liens against the receivables of HTT Hauser Tripet Tschudin AG shall be permitted.

6.03. LEASE OBLIGATIONS.
------------------------

      The Borrower shall not create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any obligations for the payment of rental for any property under leases or agreements to lease other than Capital Leases which would cause the liabilities of the Borrower and its Subsidiaries, on a consolidated basis, in respect of all such obligations to exceed $5,000,000.00 payable in any period of 12 months.

6.04. LOANS AND ADVANCES.
-------------------------

      The Borrower shall not at any time make or permit to exist any loans or advances to any Person, except that loans or advances incurred in the normal course of business (including employee advances and customer notes) are permitted.

6.05. PROHIBITED TRANSACTIONS.
------------------------------

      The Borrower will not, and will not permit any Subsidiary to use the proceeds of the Loan to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934 or use the proceeds of the Loan to otherwise acquire any public company other than on a friendly basis.

6.06. MARGIN STOCK
------------------

      The Borrower shall not, and shall not permit any of its Subsidiaries to use the proceeds of the Loan to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

6.07. NO ACTIONS LEADING TO FORFEITURE.
---------------------------------------

      Neither the Borrower nor any of its Subsidiaries shall engage in or purpose to be engaged in the conduct of any business or activity which could result in a Forfeiture Proceeding, which would, individually or in the aggregate, result in a Material Adverse Effect.

6.08. CONSOLIDATIONS. MERGERS. ACQUISITIONS AND SALES OF ASSETS.
----------------------------------------------------------------

      The Borrower shall not consolidate or merge with or into, or sell, lease or otherwise dispose of any of its assets to, any Person, or acquire all or any substantial portion of the properties, assets or shares of stock of any other organization or permit any Subsidiary to do any of the above, unless the Borrower is the surviving entity, the transaction is on a friendly basis and immediately thereafter the Borrower is in compliance with all terms and provisions of this Agreement and except that:

          (a) any Subsidiary may consolidate or merge with the Borrower or any wholly-owned Subsidiary of the Borrower;

          (b) the Borrower or any Subsidiary may sell, lease or otherwise dispose of any of its inventory in the ordinary course of business and any of its assets which are obsolete, excess or unserviceable;

      (c) the Borrower or any Subsidiary may sell, pledge or discount customer notes;

      (d) the Borrower or any Subsidiary may sell, lease or otherwise dispose of any of its assets (other than as permitted by clauses (a) to (c) inclusive), PROVIDED that the aggregate net book value of all assets of the Borrower and its Subsidiaries sold, leased or otherwise disposed of during any fiscal year of the Borrower pursuant to this clause (d) shall not exceed 5 % of the Consolidated Tangible Net Worth of the Borrower and its Subsidiaries at the end of the preceding fiscal year.

      All sales, leases or dispositions of assets pursuant to clause (b), (c) or
(d) shall be at fair market value.

      Notwithstanding the foregoing, the aggregate amount of acquisitions (net of amounts paid for with the Borrower's stock) permitted under this section without the prior written consent of the Lender shall not be greater than Fifteen Million Dollars ($15,000,000.00) in any consecutive twenty-four (24) month period, except that for the twenty-four (24) month period next following the Acquisition Date the amount shall be the lower of Thirty-Six Million Dollars ($36,000,000.00) or the amount paid as provided under the Acquisition Agreement.

6.09. AFFILIATE TRANSACTIONS.
-----------------------------

      The Borrower shall not enter into or permit any Subsidiary to enter into any transaction (including the purchase, sale or exchange of property or the rendering of any service) with any Affiliate except upon fair and reasonable terms which are at least as favorable to the Borrower or the Subsidiary as would be obtained in a comparable arms-length transaction with a non-Affiliate.


                              ARTICLE VII: DEFAULTS
                              ---------------------

7.01. EVENTS OF DEFAULT.
------------------------

      An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (for any reason, whether voluntary, involuntary or effected or required by Law):

      (a) The Borrower shall fail to pay when due any installment of principal of, or interest on, the Note.

      (b) Any representation or warranty made by the Borrower herein or in any other Loan Document, or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made.

      (c) The Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any other Loan Document on its part to be performed or observed and any such failure shall remain unremedied for ten (10) days after written notice thereof shall have been given to the Borrower by the Lender.

      (d) The Borrower or any of its Subsidiaries shall fail to pay any Indebtedness (but excluding Indebtedness evidenced by the Note) of the Borrower or such Subsidiary as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

      (e) The Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e).

      (f) Any judgment or order for the payment of money in excess of $2,500,000.00 shall be rendered against the Borrower or any of its Subsidiaries, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

      (g) Any Controlled Group Member shall fail to pay when due an amount or amounts aggregating in excess of $250,000.00 which it shall have become liable to pay to the PBGC or to a Plan; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Benefit Liabilities in such amount or amounts which would at such time create a liability in excess of liabilities of such Plan or Plans recognized prior thereto on the Borrower's financial statements and which liability would cause a violation of any of the covenants under
Article 6 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by any Controlled Group Member, any plan administrator any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against any Controlled Group Member to enforce Section 515 of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated.

      (h) Any Forfeiture Proceeding shall have been commenced or the Borrower shall have given the Lender notice of the commencement of any Forfeiture Proceeding, which would, individually or in the aggregate result in a Material Adverse Effect, or the Lender has a good faith basis to believe that a Forfeiture Proceeding has been threatened or commenced, which would, individually or in the aggregate, result in a Material Adverse Effect

7.02. CONSEQUENCES OF AN EVENT OF DEFAULT.
------------------------------------------

      (a) If an Event of Default specified in subsections (a) through (d) and
(f) through (h) of SECTION 7.01 hereof shall occur and be continuing or shall exist, then, in addition to all other rights and remedies which the Lender may have hereunder or under any other Loan Document, at law, in equity or otherwise (including, but not limited to, under any Guaranty), the Lender shall be under no further obligation to make the Term Loan hereunder, and the Lender may, by notice to the Borrower, from time to time do any or all of the following:

          (i) Declare the Term Loan Commitment terminated, whereupon such Commitment will terminate and any fees hereunder shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

          (ii) Declare the unpaid principal amount of the Term Loan, interest accrued thereon and all other Obligations to be immediately due and payable by the Borrower without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action or actions therefor shall immediately accrue.

      (b) If an Event of Default specified in subsection (e) of SECTION 7.01 hereof shall occur or exist, then, in addition to all other rights and remedies which the Lender may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Term Loan Commitment shall automatically terminate and the Lender shall be under no further obligation to make the Term Loan, and the unpaid principal amount of the Term Loan, interest accrued thereon and all other Obligations shall become immediately due and payable by the Borrower without presentment, demand, protest or notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                            ARTICLE VIII: [RESERVED]
                            ------------------------

                    [THIS ARTICLE IS INTENTIONALLY OMITTED.]


                            ARTICLE IX: MISCELLANEOUS
                            -------------------------

9.01. HOLIDAYS.
---------------

      Whenever any payment or action to be made or taken hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day (or a London Business Day with respect to a Fixed LIBOR Rate Loan), such payment or action shall, except as otherwise expressly provided in this Agreement, be made or taken on the next following Business Day (or the next following London Business Day, as the case may be) and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

9.02. RECORDS.
--------------

      The unpaid principal amount of the Loan owing to the Lender, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount and the duration of such applicability shall at all times be ascertained from the records of the Lender which shall be conclusive absent manifest error.

9.03. AMENDMENTS AND WAIVERS.
-----------------------------

      Neither this Agreement nor any Loan Document may be amended, modified or supplemented except in accordance with the provisions of this Section. Any such amendment, modification or supplement must be in writing and shall be effective only to the extent set forth in such writing and only if executed by the Borrower and the Lender and, if the Lender requires, consented to by any Guarantors.

      Any Event of Default or Potential Default waived or consented to in any such amendment, modification or supplement shall be deemed to be cured and not continuing to the extent and for the period set forth in such waiver or consent, but no such waiver or consent shall extend to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto.

9.04. NO IMPLIED WAIVER: CUMULATIVE REMEDIES.
---------------------------------------------

      No course of dealing and no delay or failure of the Lender in exercising any right, power or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Lender under this Agreement and any other Loan Document are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have hereunder or thereunder, at law, in equity or otherwise.

9.05. NOTICES.
--------------

      (a) Except to the extent otherwise expressly permitted hereunder or thereunder, all notices, requests, demands, directions and other communications (collectively "notices") under this Agreement or any Loan Document shall be in writing (including telexed and telecopied communication) and shall be sent by first-class mail, or by nationally-recognized overnight courier, or by telex or telecopier (with confirmation in writing mailed first-class or sent by such an overnight courier), or by personal delivery. All notices shall be sent to the applicable party at the address stated on the signature pages hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto, in all cases with postage or other charges prepaid. Any such properly given notice to the Lender or the Borrower shall be effective when received.

      (b) The Lender may rely on any notice (whether or not such notice is made in a manner permitted or required by this Agreement or any Loan Document) purportedly made by or on behalf of the Borrower by a Responsible Officer, and the Lender shall not have any duty to verify the identity or authority of any such Person giving such notice.

9.06. EXPENSES; TAXES; INDEMNITY.
---------------------------------

      (a) The Borrower agrees to pay or cause to be paid and to save the Lender harmless against liability for the payment of all reasonable out-of-pocket costs and expenses (including but not limited to reasonable fees (not exceeding $10,000)and expenses of counsel, including local counsel, in-house counsel, auditors, consulting engineers, appraisers, and all other professional, accounting, evaluation and consulting costs) incurred by the Lender from time to time arising from or relating to (i) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents; (ii) the administration and performance of this Agreement and the other Loan Documents, (iii) any requested amendments, modifications, supplements, waivers or consents (whether or not ultimately entered into or granted) to this Agreement or any Loan Document, and (iv) the enforcement or preservation of rights under this Agreement or any Loan Document (including, but not limited to, any such costs or expenses arising from or relating to (A) collection or enforcement of an outstanding Loan or any other amount owing hereunder or thereunder by the Lender, and (B) any litigation, proceeding, dispute, work-out, restructuring or rescheduling related in any way to this Agreement or the Loan Documents), and
(c) enforcement of any Guaranties.

      (b) The Borrower hereby agrees to pay all stamp, document, transfer, recording, filing, registration, search, sales and excise fees and taxes and all similar impositions now or hereafter determined by the Lender to be payable in connection with this Agreement or any other Loan Documents or any other documents, instruments or transactions pursuant to or in connection herewith or therewith, and the Borrower agrees to save the Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such fees, taxes or impositions.

      (c) The Borrower hereby agrees to reimburse and indemnify each of the Indemnified Parties from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel for such Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Party shall be designated a party thereto) that may at any time be imposed on, asserted against or incurred by such Indemnified Party as a result of, or arising out of, or in any way related to or by reason of, this Agreement or any other Loan Document, any transaction from time to time contemplated hereby thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Loan (and without any way limiting the generality of the foregoing, including any violation or breach of any Environmental Law or any other Law by the Borrower, or any Affiliate or Subsidiary of the Borrower; any Environmental Claim arising out of the management, use, control, ownership or operation of property by any of such Persons, including all onsite and off-site activities involving Environmental Concern Materials; or any exercise by the Lender of any of its rights or remedies under this Agreement or any other Loan Document); but excluding any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting solely from the gross negligence or willful misconduct of such Indemnified Party, as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing obligations of the Borrower under this subsection (c), or any other indemnification obligation of the Borrower hereunder or under any other Loan Document, are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

9.07. SEVERABILITY.
-------------------

      The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

9.08. PRIOR UNDERSTANDINGS.
---------------------------

      This Agreement and the other Loan Documents supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein.

9.09. DURATION; SURVIVAL.
-------------------------

      All representations and warranties of the Borrower contained herein or in any other Loan Document or made in connection herewith or therewith shall survive the making of, and shall not be waived by the execution and delivery of, this Agreement or any other Loan Document, any investigation by or knowledge of the Lender, the making of the Loan, or any other event or condition whatever. All covenants and agreements of the Borrower contained herein or in any other Loan Document shall continue in full force and effect from and after the Closing Date so long as the Borrower may borrow hereunder and until payment in full of all Obligations.

Without limitation, all obligations of the Borrower hereunder or under any other Loan Document to make payments to or indemnify the Lender shall survive the payment in full of all other Obligations, termination of the Borrower's right to borrow hereunder, and all other events and conditions whatever.

9.10. COUNTERPARTS; FURTHER ASSURANCES.
---------------------------------------

      (a) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

      (b) The Borrower shall promptly execute, upon request of the Lender, any further, additional, corrected or amended instruments and documents which may reasonably be required by the Lender with respect to the Loan being made hereunder and to evidence compliance with the terms of this Agreement.

9.11. LIMITATION ON PAYMENTS.
-----------------------------

      The parties hereto intend to conform to all applicable Laws in effect from time to time limiting the maximum rate of interest that may be charged or collected. Accordingly, notwithstanding any other provision hereof or of any other Loan Document, the Borrower shall not be required to make any payment to or for the account of the Lender, and the Lender shall refund any payment made by the Borrower, to the extent that such requirement or such failure to refund would violate or conflict with nonwaivable provisions of applicable Laws limiting the maximum amount of interest which may be charged or collected by the Lender.

9.12. SET-OFF.
--------------

      The Borrower hereby agrees that, to the fullest extent permitted by law, if any Obligation of the Borrower shall be due and payable (by acceleration or otherwise), the Lender shall have the right, without notice to the Borrower to set-off against and to appropriate and apply to such Obligation any indebtedness, liability or obligation of any nature owing to the Borrower by the Lender, including but not limited to all deposits (whether time or demand, general or special, provisionally credited or finally credited, whether or not evidenced by a certificate of deposit) now or hereafter maintained by the Borrower with the Lender. Such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether or not the Lender or any other Person shall have given notice or made any demand to the Borrower, or any other Person, whether such indebtedness, obligation or liability owed to the Borrower is contingent, absolute, matured or unmatured (it being agreed that the Lender may deem such indebtedness, obligation or liability to be then due and payable at the time of such setoff), and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the Lender or any other Person. The Borrower hereby agrees that, to the fullest extent permitted by law, any branch, subsidiary or affiliate of the Lender shall have the same rights of set-off as the Lender as provided in this Section (regardless of whether such branch, subsidiary or affiliate would otherwise be deemed in privity with or a direct creditor of the Borrower). The rights provided by this SECTION 9.12 are in addition to all other rights of set-off and banker's lien and all other rights and remedies which the Lender (or any such branch, subsidiary or affiliate) may otherwise have under this Agreement, any other Loan Document, at law or in equity, or otherwise, and nothing in this Agreement or any Loan Document shall be deemed a waiver or prohibition of or restriction on the rights of set-off or bankers lien of any such Person.

9.13. [RESERVED].
-----------------

      [THIS SECTION IS INTENTIONALLY OMITTED.]

9.14. SUCCESSORS AND ASSIGNS: PARTICIPATIONS; ASSIGNMENTS.
----------------------------------------------------------

      (a) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender, all future holders of the Note, and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights hereunder or interests herein without the prior written consent of the Lender, and any purported assignment without such consent shall be void.

      (b) PARTICIPATIONS. The Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time sell participations to one or more commercial banks or other Persons (each a "Participant") in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Commitment and the Loan owing to it and the Note held by it hereunder); PROVIDED, that: the Lender shall remain solely responsible for the performance of its obligations under this Agreement, and the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement and each of the other Loan Documents.

      (c) ASSIGNMENTS. The Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time assign all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or any portion of its Commitment and Loan owing to it and the Note held by it hereunder) to any Lender, any affiliate of a Lender or to one or more additional commercial banks or other Persons (each a "Purchasing Lender").

      (d) FINANCIAL AND OTHER INFORMATION. The Borrower authorizes the Lender to disclose to any Participant or Purchasing Lender (each, a "transferee") and any prospective transferee any and all financial and other information in such Person's possession concerning the Borrower, its Subsidiaries and Affiliates which has been or may be delivered to such Person by or on behalf of the Borrower, its Affiliates and/or Subsidiaries in connection with this Agreement or any other Loan Document or such Person's credit evaluation of the Borrower, its Affiliates and Subsidiaries.

      (e) ASSIGNMENTS TO FEDERAL RESERVE BANK. The Lender may at any time assign all or any portion of its rights under this Agreement, including without limitation the Loan owing to it, and the Note held by it to a Federal Reserve Bank. No such assignment shall relieve the Lender from its obligations hereunder.

      (f) CONFIDENTIALITY. The Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower pursuant to this Agreement which is identified by the Borrower as being confidential at the time the same is delivered to the Lender, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for the Lender, (iii) to bank examiners, auditors or accountants, (iv) in connection with any litigation to which the Lender is a party, (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the Lender a confidentiality agreement acceptable to the Lender and the Borrower, or (vi) to the extent such information becomes publicly available other than as a result of disclosure by the Lender; and provided further that in no event shall the Lender be obligated or required to return any materials furnished by the Borrower.

9.15 GOVERNING LAW; SUBMISSION TO JURISDICTION: WAIVER OF JURY TRIAL; LIMITATION
--------------------------------------------------------------------------------
     OF LIABILITY.
     -------------

      (a) GOVERNING LAW. THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS (EXCEPT TO THE EXTENT, IF ANY, OTHERWISE EXPRESSLY STATED IN SUCH OTHER LOAN DOCUMENTS) SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD OR REFERENCE TO ITS CHOICE OF LAW PRINCIPLES.

      (b) CERTAIN WAIVERS.  THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

          (i) AGREES THAT ANY ACTION, SUIT OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (COLLECTIVELY, "RELATED LITIGATION") MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN MONROE COUNTY, NEW YORK, AND SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND TO THE FULLEST EXTENT PERMITTED BY LAW AGREES THAT IT WILL NOT BRING ANY RELATED LITIGATION IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM);

          (ii) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY SUCH RELATED LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND WAIVES ANY RIGHT TO OBJECT, WITH RESPECT TO ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER IT;

          (iii) CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY RELATED LITIGATION BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO THE BORROWER AT THE ADDRESS FOR NOTICES DESCRIBED IN
SECTION 9.05 HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY
LAW); AND

          (iv) WAIVES THE RIGHT TO TRIAL BY JURY IN ANY RELATED LITIGATION.

      IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Term Loan Agreement as of the date first above written.

                              HARDINGE INC.


                              By:  /s/ Thomas T. Connelly
                                   ---------------------------------
                                     Thomas T. Connelly
                              Title: Treasurer

                              Address for Notices:
                              Hardinge Inc.
                              One Hardinge Drive
                              Elmira, New York 14902
                              Attn: Treasurer
                              Telephone:  (607) 734-2281
                              Telecopier:  (607) 734-5517

                              with a copy to:

                              Sayles & Evans
                              One West Church Street
                              Elmira, New York 14901
                              Attn:  J. Philip Hunter, Esq.
                              Telephone:  (607) 734-2271
                              Telecopier:  (607) 734-1754

                              KEYBANK NATIONAL ASSOCIATION


                              By: /s/ Albert G. White III
                                 ---------------------------------
                                     Albert G. White III
                              Title: Vice President

                              Address for Notices:
                              1200 Bausch & Lomb Plaza
                              Rochester, New York 14604
                              Attn:  Albert G. White III
                                     Vice President, Corporate Banking
                                     and Finance Group
                              Telephone:  (716) 238-4143
                              Telecopier:  (716) 238-4142

                              with a copy to:

                              Boylan, Brown, Code, Vigdor & Wilson, LLP
                              2400 Chase Square
                              Rochester, New York 14604
                              Attn:  Corporate Banking Group
                              Telephone:  (716) 232-5300
                              Telecopier:  (716) 232-3528

                              Term Loan Committed Amount:  $24,000,000




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                            TERM LOAN PROMISSORY NOTE



$24,000,000.00                                                    March 20, 2001

                                                             Rochester, New York



FOR VALUE RECEIVED, HARDINGE INC., a New York corporation, the undersigned, promises to pay to the order of KEYBANK NATIONAL ASSOCIATION, a national banking association (the "Lender") at its principal office in the City of Rochester, New York in lawful money of the United States, the sum of TWENTY-FOUR MILLION AND 00/100 DOLLARS, ($24,000,000.00) plus interest thereon at the per annum rate or rates determined pursuant to the Agreement as defined below.



1. DEFINITIONS. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Agreement as defined below.



2. PAYMENTS.


a. The Borrower shall make a payment of interest only on June 20, 2001 on the outstanding principal balance due hereunder at the per annum rate equal to the Fixed LIBOR Rate for the Interest Period as of the date hereof, plus the applicable Additional Basis Points (as calculated pursuant to the Agreement), from the date hereof to, but not including, June 20, 2001, all in accordance with the Agreement. Commencing on September 20, 2001 and on each Regular Payment Date thereafter, to and including December 20, 2002, the Borrower shall make payments of interest only on the outstanding principal balance due hereunder at the per annum rate equal to the Fixed LIBOR Rate for the Interest Period as of each immediately preceding Regular Payment Date (commencing June 20, 2001), plus the applicable Additional Basis Points as calculated pursuant to the Agreement (or, if required pursuant to the Agreement, at the per annum rate equal to the Floating Rate in effect from time to time), all as calculated and otherwise determined in accordance with the Agreement. Commencing March 20, 2003 and on each Regular Payment Date thereafter, to and including December 20, 2007, the Borrower shall make equal quarterly payments of principal in the amount of One Million Two Hundred Thousand and No/100 Dollars ($1,200,000.00). The Borrower further agrees to pay accrued interest together with each such principal payment on the outstanding principal balance due hereunder at the per annum rate equal to the Fixed LIBOR Rate for the Interest Period as of each




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      immediately preceding Regular Payment Date (commencing December 20, 2002)
      plus the applicable Additional Basis Points calculated pursuant to the Agreement (or, if required pursuant to the Agreement, at the per annum rate equal to the Floating Rate in effect from time to time), all as calculated and otherwise determined in accordance with the Agreement.

b. The unpaid principal balance due hereunder shall bear per annum interest for each day until due on the basis of the Fixed LIBOR Rate for the Interest Period as of each Regular Payment Date plus the applicable Additional Basis Points calculated pursuant to the Agreement (or, if required pursuant to the Agreement, at the per annum rate equal to the Floating Rate in effect from time to time) that is actually in effect from time to time pursuant to, and as calculated and otherwise determined in accordance with, the Agreement; provided, however, that to the extent permitted by law, after there shall have become due (by acceleration or otherwise) principal, interest, fees, indemnity, expenses or any other amounts due from the Borrower hereunder, under the Agreement or under any other Loan Document, such amounts shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum equal to the Delinquency Rate. Interest due and payable hereunder shall be based in all instances on a year of 360 days and actual days elapsed.


c. Payments under this Note shall be applied first to fees and expenses of the Lender, then to any late charges, then to the payment of accrued interest at the Delinquency Rate, if any, then to the payment of accrued interest at the Interest Rate actually in effect from time to time pursuant to the Agreement, and the balance, if any, to the reduction of principal. If any monthly installment payment is insufficient to pay the interest due at the Interest Rate actually in effect from time to time pursuant to the Agreement (and any accrued interest at the Delinquency
      Rate), the Lender shall notify the Borrower in the manner specified in the Agreement setting forth the amount of additional interest due and the Borrower will remit payment of such sum within ten (10) days following the giving of such notice.


d. If not sooner paid, the entire outstanding balance of principal plus all accrued interest (including, but not limited to, accrued interest at the Delinquency Rate) and other sums shall become immediately due and payable on March 1, 2008.



This note is the "Term Loan Note" as referred to in, and is entitled to the benefits, and is subject to the terms, covenants and conditions, of that certain Term Loan Agreement, dated as of March 20, 2001, by and between the Borrower and the Lender (as the same may be amended, modified


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or supplemented from time to time, the "Agreement"), which among other things provides for the imposition of late charges, certain Events of Default, the applicable rate of interest upon the occurrence of an Event of Default, the acceleration of the maturity hereof upon the occurrence of certain events and for optional prepayments, in whole and/or in part, in certain circumstances and upon certain terms and conditions. The Agreement is incorporated herein and made a part hereof by reference as if fully set forth herein.



The Borrower hereby expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Agreement except as otherwise expressly provided in the Agreement.



This Note shall be governed by, construed and enforced in accordance with the laws of the State of New York (for contracts to be executed and performed entirely in the State) without regard or reference to principles of choice or conflict of law.





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              THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

          (i) AGREES THAT ANY ACTION, SUIT OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (COLLECTIVELY, "RELATED LITIGATION") MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN MONROE COUNTY, NEW YORK, AND SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND TO THE FULLEST EXTENT PERMITTED BY LAW AGREES THAT IT WILL NOT BRING ANY RELATED LITIGATION IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM);

          (ii) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY SUCH RELATED LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND WAIVES ANY RIGHT TO OBJECT, WITH RESPECT TO ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER IT;

          (iii) CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY RELATED LITIGATION BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO THE BORROWER AT THE ADDRESS FOR NOTICES DESCRIBED IN
SECTION 9.05 OF THE AGREEMENT, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW); AND

          (iv) WAIVES THE RIGHT TO TRIAL BY JURY IN ANY RELATED LITIGATION.



IN WITNESS WHEREOF, the undersigned has duly executed this Term Loan Promissory Note on the date first above written.


                                    HARDINGE INC.


                                    By:  /s/ Thomas T. Connelly
                                         ------------------------------

                                         Name:  Thomas T. Connelly

                                         Its: Treasurer